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                                                                    EXHIBIT 99.1

                                    CONSENT

                    SOLICITED BY THE BOARDS OF DIRECTORS OF
                               FOOD 4 LESS, INC.
                                      AND
                           FOOD 4 LESS HOLDINGS, INC.

FOOD 4 LESS, INC.
FOOD 4 LESS HOLDINGS, INC.
c/o 10000 Santa Monica Boulevard
Fifth Floor
Los Angeles, CA 90067
Attention: Mark A. Resnik, Esq.
Telephone: (310) 789-7200


     The undersigned acknowledges receipt of the Prospectus and Solicitation
Statement dated May   , 1995 relating to the solicitation (the "Solicitation")
(i) by Food 4 Less, Inc., a Delaware corporation ("FFL"), of consents (the "Consents") from holders of outstanding shares of FFL's common stock, par value $.01 per share ("FFL Common Stock") to approve the merger (the "FFL Merger") of FFL into its majority-owned subsidiary Food 4 Less Holdings, Inc., a California corporation ("Holdings"), (ii) by Holdings of Consents from holders of outstanding shares of Holdings' common stock, par value $.01 per share ("Holdings Common Stock"), to approve the merger (the "Reincorporation Merger") of Holdings into a newly-formed, wholly-owned subsidiary of Holdings, Food 4 Less Holdings, Inc., incorporated in Delaware ("New Holdings"), and (iii) by New Holdings of Consents, from holders of FFL Common Stock and holders of warrants to purchase Holdings Common Stock, to amend or terminate certain existing agreements to which FFL stockholders and Holdings warrantholders are parties, and to be party as "Investors" to the 1995 Stockholders Agreement and (in the case of FFL stockholders) the 1995 Registration Rights Agreement (collectively, the "Stockholders Agreement Proposal").



     The Solicitation with respect to the FFL Merger and Stockholders Agreement
Proposal will expire at 5:00 p.m., Los Angeles time, on June   , 1995, unless
extended. The Solicitation with respect to the Reincorporation Merger will expire at 5:00 p.m., Los Angeles time, on the date of effectiveness of the FFL Merger, unless extended.


     Participants in the Falley's, Inc. Employee Stock Ownership Plan and Trust (the "ESOP") will be contacted by the trustee under the ESOP concerning their approval or disapproval of the Proposed Mergers.


     Capitalized terms used but not otherwise defined in this Consent Form have the meanings given to such terms in the Prospectus and Solicitation Statement.


     I HEREBY (choose only one in each block):

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/ / CONSENT to the FFL MERGER as described in the enclosed Prospectus and
    Solicitation Statement.

/ / WITHHOLD CONSENT to the FFL MERGER as described in the enclosed Prospectus and Solicitation Statement.

NOTE: Only FFL stockholders have voting rights with respect to the FFL Merger. Stockholders of Holdings should skip this block and proceed to the block below.

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/ / CONSENT to the REINCORPORATION MERGER as described in the enclosed
    Prospectus and Solicitation Statement.

/ / WITHHOLD CONSENT to the REINCORPORATION MERGER as described in the enclosed
    Prospectus and Solicitation Statement.

NOTE: Both FFL stockholders and Holdings stockholders are being asked to consent to the Reincorporation Merger (as explained in more detail in the enclosed Prospectus and Solicitation Statement). All FFL and Holdings stockholders should choose one of the boxes in this block.

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/ / CONSENT to the STOCKHOLDERS AGREEMENT PROPOSAL as described in the enclosed
    Prospectus and Solicitation Statement.



/ / WITHHOLD CONSENT to the STOCKHOLDERS AGREEMENT PROPOSAL as described in the enclosed Prospectus and Solicitation Statement.



NOTE: FFL stockholders and Holdings warrantholders are being asked to consent to the Stockholders Agreement Proposal (as explained in more detail in the enclosed Prospectus and Solicitation Statement). Consent to the Stockholders Agreement Proposal includes (a) consent to become party as an "Investor" to the 1995 Stockholders Agreement and (in the case of FFL stockholders) to the 1995 Registration Rights Agreement and (b) consent to the termination of all rights and obligations under all Existing Stockholders Agreements (other than any obligations of such holders under Section 2.7 of the 1991 Stockholders Agreement and Section 8 of the Warrantholders Agreement).

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     If this Consent Form is signed and returned without any specification having been made in the boxes above, the undersigned holder will be deemed to have consented to the Proposed Mergers and the Stockholders Agreement Proposal. Failure to deliver a Consent will be treated as nonapproval of the Proposed Mergers and the Stockholders Agreement Proposal.



     THE UNDERSIGNED HEREBY EVIDENCES HIS CONSENT OR WITHHOLDING OF CONSENT TO THE PROPOSED MERGERS AND STOCKHOLDERS AGREEMENT PROPOSAL AS DESCRIBED ABOVE AND IN THE PROSPECTUS AND SOLICITATION STATEMENT.

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                                  SIGN HERE

_______________________________________________________________________________

_______________________________________________________________________________
                           SIGNATURE(S) OF OWNER(S)

Dated: ________________________________

Name(s) _______________________________________________________________________

_______________________________________________________________________________

Title or Capacity _____________________________________________________________
                                (PLEASE PRINT)

Address _______________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
                               (INCLUDE ZIP CODE)

Area Code and Telephone No. (_______) _________________________________________


     This Consent Form must be executed by the registered holder(s) in exactly the same manner as the name(s) appear(s) on the share certificates representing the FFL Common Stock, Holdings Common Stock or Holdings warrants. If the shares of FFL Common Stock, Holdings Common Stock or Holdings warrants to which the Consent Form relates are held of record by two or more joint holders, all such holders must sign the Consent Form. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact or other person acting in a fiduciary or representative capacity, such person should indicate his or her title or the capacity in which he or she is acting on the "Title" line above.

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INSTRUCTIONS:


     1. Holders of FFL Common Stock should indicate their consent or withholding of consent to the FFL Merger and the Reincorporation Merger by completing the first and second boxes on the reverse side of this Consent. Holders of Holdings Common Stock should indicate their consent or withholding of consent to the Reincorporation Merger by completing the second box on the reverse side of this Consent. Holders of FFL Common Stock or Holdings warrants should indicate their consent or withholding of consent to the Stockholders Agreement Proposal by completing the third box on the reverse side of this Consent.



     2. Only registered holders of shares of FFL Common Stock, Holdings Common Stock or Holdings warrants (or their legal representatives or attorneys-in-fact) may deliver a Consent. Any beneficial owner of FFL Common Stock, Holdings Common Stock or Holdings warrants who is not the registered holder of such FFL Common Stock, Holdings Common Stock or Holdings warrants must arrange with the registered holder to execute and deliver this Consent on his or her behalf.


     3. This Consent Form should be executed and returned to Food 4 Less, Inc., c/o 10000 Santa Monica Boulevard, Fifth Floor, Los Angeles, CA 90067, telephone
(310) 789-7200, Attention: Mark A. Resnik, Esq. For your convenience, a pre-addressed return envelope is included for purposes of returning the signed Consent. Questions relating to the Solicitation or the procedure for consenting as well as requests for assistance or for additional copies of the Prospectus and Solicitation Statement and this form of Consent may be directed to the attention of Mark A. Resnik at the above address.


     IT IS NOT NECESSARY IN CONNECTION WITH THE SOLICITATION FOR ANY HOLDER OF FFL COMMON STOCK, HOLDINGS COMMON STOCK OR HOLDINGS WARRANTS TO TENDER OR DELIVER CERTIFICATES EVIDENCING HIS OR HER SHARES OF FFL COMMON STOCK, HOLDINGS COMMON STOCK OR HOLDINGS WARRANTS. UPON EFFECTIVENESS OF THE PROPOSED MERGERS, HOLDERS OF FFL COMMON STOCK AND HOLDINGS COMMON STOCK WILL BE ASKED TO SUBMIT THEIR FFL SHARE CERTIFICATES AND HOLDINGS SHARE CERTIFICATES TO NEW HOLDINGS SO THAT SUCH HOLDERS MAY BE ISSUED CERTIFICATES REPRESENTING THE SHARES OF NEW HOLDINGS COMMON STOCK INTO WHICH THEIR FFL SHARES OR HOLDINGS SHARES (AS APPLICABLE) HAVE BEEN CONVERTED. HOLDINGS WARRANTS WILL NOT BE REISSUED FOLLOWING THE PROPOSED MERGERS BUT INSTEAD WILL REPRESENT, FOLLOWING THE PROPOSED MERGERS, WARRANTS TO PURCHASE AN EQUIVALENT NUMBER OF SHARES OF NEW HOLDINGS COMMON STOCK.